                                                          CUMULATIVE ISPO 1997



                              ARAMARK CORPORATION

                                  Cumulative
                    Installment Stock Purchase Opportunity

                         supplement to ISPO Prospectus
                            Dated December 1, 1997


         This Prospectus supplement addresses the cumulative ISPOs. A cumulative ISPO is generally similar to an ISPO, but in addition has a "cumulative" feature: the unexercised portion of an installment may cumulate and be exercised in subsequent exercise periods.

         The following sections of the Prospectus are amended by this
Supplement:

                               Summary on page 3
                     Questions and Answers on pages 5 - 13
                      Forms and Instructions on page B-1
                               -----------------




















         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
       SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
             UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               -----------------


          The date of this Prospectus Supplement is December 1, 1997.

                              PROSPECTUS SUMMARY


                         The ARAMARK Ownership Program

         Each cumulative purchase opportunity has an installment schedule that limits purchases to specified installment exercise periods and limits the number of shares of Common Stock that may be purchased during each installment exercise period. Any installment may be exercised for up to the maximum number of shares specified in your certificate for that installment plus the cumulative unexercised shares from all prior installments. However, no installment may be exercised for less than 100 shares. Any portion of an installment not exercised during the corresponding exercise period may be exercised during any subsequent exercise period.




                             QUESTIONS AND ANSWERS

3.    Q.   What is a Cumulative Installment Stock Purchase Opportunity (ISPO)?

      A. The Board of Directors, upon the advice and recommendation of senior management, has approved the grant of an opportunity to participate in the ownership of ARAMARK to selected management employees. This is called an Installment Stock Purchase Opportunity, and is made to you in the form of a certificate of grant. A cumulative ISPO is generally similar to an ISPO, but in addition has a "cumulative" feature: the unexercised portion of an installment may cumulate and be exercised in subsequent exercise periods.

9.    Q:    How many shares can I purchase in each installment?

      A: In any installment, you may exercise up to the maximum number of shares set forth for such installment in your grant certificate plus the cumulative unexercised shares, if any, from all prior installments. No exercise may be made for less than 100 shares.

10.   Q:    Can I still exercise a subsequent installment even if I do not exercise the first installment?

      A:    Yes.

12.   Q:    If I do not exercise an installment for the maximum, what happens to the unexercised portion of the installment?

      A: Any unexercised portion of any installment will cumulate and may be exercised during any subsequent installment exercise period.

13.   Q:    What if my employment is terminated?

      A: Your cumulative ISPO is canceled if your employment with the Company and its subsidiaries (or any entity designated by the Board of Directors in which the Company continues to own an equity interest) is terminated for any reason. Unless you are terminated for cause, you may exercise your cumulative ISPO at any time during the three months following your termination (but not after the expiration date of your cumulative ISPO) to buy those shares which were exercisable during the installment exercise period preceding your termination.

            If you die or become permanently disabled while employed by the Company and its subsidiaries (or any entity designated by the Board of Directors in which the Company continues to own an equity interest), you (or your legal representative) may exercise your cumulative ISPO at any time during the 12 months after your disability or death (but in any case not after the expiration date) to buy those shares which were exercisable during the installment exercise period preceding your disability or death.

23.   Q:    When am I eligible to participate in the Deferred Payment Program?

      A: Generally, you can use the Deferred Payment Program for exercises during the exercise periods of installments 4, 5 or 6, for up to 60% of your total grant amount. For example, if you exercise 60% of your total grant during exercise period 4 (assuming you did not exercise any purchase opportunities during the exercise period of installments 1, 2 or 3) then you could use the Deferred Payment Program for all of such exercise.

                                                               Cumulative ISPO

                             GENERAL INSTRUCTIONS TO FORMS
                   CUMULATIVE INSTALLMENT STOCK PURCHASE OPPORTUNITY

In this section, you will find the forms that you will need in order to complete transactions involving your Cumulative ISPO. Several copies of each form have been included. These forms have been color-coded for ease of reference. As you complete the forms, have your Ownership Statement handy, as you will need to transfer information from it onto the form(s).

We urge you to carefully read this Prospectus, as well as all of the other materials you have received, so that you will be fully informed of the terms and conditions of the Cumulative ISPO program and the payment options available to you.

------------------------------------------------------------------------------------------------------------------------------------
There are several ways to finance your stock purchase. Of course, you may choose to utilize a combination of the methods listed below.
------------------------------------------------------------------------------------------------------------------------------------
                                                      DEFERRED                          INTERNAL                    STOCK-FOR-
                           CASH                       PAYMENT                           MARKET                       STOCK
------------------------------------------------------------------------------------------------------------------------------------
 Who Is            All grant holders.    Those purchasing shares            All owners who have held        Can be used for any
 Eligible?                               exercisable in installments 4,     shares at least 6 months        Cumulative ISPO
                                         5, and 6, including unexercised    from purchase or from           installment.
                                         shares from previous               stock-for-stock exchange
                                         installments.                      date.
------------------------------------------------------------------------------------------------------------------------------------
 What Is It?       Payment in full at    Deferring payment for up to 75%    Selling shares back to the      Exchanging shares you
                   the time of           of your purchase price,            company and applying all or     own (at the current
                   exercise.             including withholding taxes, for   part of the proceeds toward     appraisal price), for
                                         up to a maximum of 60% of          the purchase of more shares.    new ones (at your
                                         your total grant shares.                                           grant exercise price).
------------------------------------------------------------------------------------------------------------------------------------


THE FOLLOWING CHART INDICATES THE FORMS TO BE COMPLETED AND RETURNED TO THE
ARAMARK SHAREHOLDER SERVICES GROUP AT FIRST UNION NATIONAL BANK.

------------------------------------------------------------------------------------------------------------------------------------
      FOR THIS TRANSACTION . . .                    COMPLETE AND SUBMIT THESE FORMS . . .                  AND ALSO SEND IN . . .
------------------------------------------------------------------------------------------------------------------------------------
                                                         Deferred                                                      Stock
                                                          Payment       Internal                    Your Check    Certificates or
                                                       Obligation(1)     Market                     Payable To      Confirmation
                                                       (Beige) - On    Worksheet/   Stock-For-        ARAMARK        Statements
                                           Exercise     Reverse Of      Request        Stock          For Any        For Shares
                                           Form(1)       Exercise       Form(2)      Worksheet        Balance      To Be Sold Or
                                           (Beige)         Form         (Green)      (Gray)(2)                       Exchanged
------------------------------------------------------------------------------------------------------------------------------------
Stock Exercise (Purchase)                    X                                                           X
------------------------------------------------------------------------------------------------------------------------------------
Deferred Payment                             X              X              X                             X
------------------------------------------------------------------------------------------------------------------------------------
Stock Sale(3) (If applied to purchase)       X                             X                             X              X
------------------------------------------------------------------------------------------------------------------------------------
Stock-For-Stock Exercise                     X                                            X              X              X
------------------------------------------------------------------------------------------------------------------------------------

(1)   Complete a separate form for each exercise.

(2) For multiple transactions, compile onto one form per registered owner. (Note: If shares are held jointly in your and your spouse's names, that is considered as one owner.

(3) If you are not applying proceeds toward a purchase, only submit the Internal Market form and the Stock Certificate(s) (or confirmation statement) for the shares you are selling.

U.S. EMPLOYEES and EMPLOYEES in countries other than Germany, Belgium and United Kingdom: Send this completed form and your check, made payable to ARAMARK Corporation, in U.S. Currency to: First Union National Bank, N.A., Shareholder Services Group, P.O. Box 13675, Philadelphia, PA 19101-9024 or 123 South Broad Street, MCPA1328, Philadelphia, PA 19109. You may wish to use the enclosed postage-paid return envelope. Be sure to mail your materials far enough in advance to reach the Shareholder Services Group by the deadline of January 15, 1998.

EMPLOYEES in Germany, Belgium or United Kingdom: If you live in Germany, Belgium or the United Kingdom, send this completed form and your check to your Human Resources Department by January 9, 1998. Your check should be in your own country's currency, payable to ARAMARK Corporation.

                                                               Cumulative ISPO


              EXERCISE FORM -- See General Instructions, page B-1
                             SECTION I - WORKSHEET

--------------------------------                                                     ----------------------------------------------
DETERMINING YOUR COST FOR SHARES                                                      Note: Calculations are done in U.S. Dollars*
--------------------------------                                                     ----------------------------------------------
DEFINITION                                                           SOURCE
----------                                                           ------
1  Grant Date ...................................................... Ownership Statement................................ 1
                                                                                                                            -------
2  This Year's Installment Number .................................. Ownership Statement................................ 2
                                                                                                                            -------
3  Number of Shares Now Exercisable ................................ Ownership Statement................................ 3
                                                                                                                            -------
4  Exercise Price Per Share ........................................ Ownership Statement................................ 4  $
                                                                                                                            -------
5  Number of Shares You Want To Exercise............................ Minimum 100  - Maximum can't exceed Line 3 ........ 5
                                                                                                                            -------
6         Total Cost of Shares ..................................... Line 4 x Line 5 ................................... 6  $
                                                                                                                            -------
---------------------------------------------------------------------
CALCULATING YOUR TAX WITHHOLDINGS, APPLICABLE TO U.S. BASED EMPLOYEES
---------------------------------------------------------------------
7   Appraisal Price Per Share .......................................................................................... 7  $24.90
                                                                                                                            -------
8   Appraisal Price x Shares Exercised ............................ Line 5 x Line 7 .................................... 8  $
                                                                                                                            -------
9   Total Appreciation Subject To Taxes ........................... Line 8 - Line 6 .................................... 9  $
                                                                                                                            -------
10  Total Withholding Tax Due At Purchase(38%) .................... Line 9 x .38........................................ 10
                                                                                                                            -------
11  Total Amount Due .............................................. Line 6 + Line 10.................................... 11 $
                                                                                                                            -------
--------------------------------------------------------------------------------
DETERMINING YOUR DEFERRAL -- INSTALLMENTS 4, 5 OR 6 ONLY - ALSO COMPLETE REVERSE
--------------------------------------------------------------------------------
12  Maximum Amount Eligible To Be Deferred ........................ Line 11 x .75 for Installments 4, 5, or 6 .......... 12 $
                                                                                                                            -------
13  Payment Amount You Want To Defer(also complete reverse side)... Can't exceed Line 12 - Enter "0" if no deferral .... 13 $
                                                                                                                            -------
14  Balance After Deferral ........................................ Line 11 - Line 13 .................................. 14 $
                                                                                                                            -------
----------------------------
EXCHANGING OR SELLING SHARES
----------------------------
15  Number Of Shares Exchanged .................................... Line 6 of gray Stock-For-Stock Worksheet ........... 15 $
                                                                                                                            -------
16  Appraisal Price x Shares Exchanged............................. Line 7 of gray Stock-For-Stock Worksheet ........... 16 $
                                                                                                                            -------
17  Proceeds From Internal Market - Enclose certificates                                                                 17
       and green worksheet ........................................ Lines 5 a-e of green Internal Market Worksheet .....    $
                                                                                                                            -------
----------------
EXERCISE SUMMARY
----------------
18  Total Cash Due -- Send Check For This Amount in U.S. Dollars* . Line 14 - Line 16 - Line 17 .......................  18 $
                                                                                                                            -------
19  Shares Exercised .............................................. Line 5 ............................................  19
                                                                                                                            -------
20  Shares Exchanged - Enclose certificates and gray worksheet .... Line 15 ...........................................  20
                                                                                                                            -------
21  Number of New Shares Acquired ................................. Line 19 - Line 20 .................................  21
                                                                                                                            -------


* Employees in Germany, Belgium or United Kingdom will need to convert this amount to their own country's currency. See mailing instructions below.

                   SECTION II - REGISTRATION AND SIGNATURES

Shares must be registered initially either in your name or in the names of you and your spouse, as joint tenants. If shares are to be registered jointly in the names of both you and your spouse, you must print both names below, enter your Social Security number, if applicable, and you both must sign. If you are deferring payment, you (and your spouse, if applicable) must also complete and sign the reverse side. Your shares will be registered to the address to which the Prospectus containing the exercise form was mailed. If you have moved or the address is otherwise incorrect, please complete and return the blue Address Change Card.

I/We hereby represent, warrant, and agree as follows:
A. I/We have received and read copies of (a) the Prospectus dated December 1, 1997, including the Amended and Restated Stockholders' Agreement and (b) ARAMARK's annual report on Form 10-K.
B. I/We have full power and authority to enter into the Amended and Restated Stockholders' Agreement.
C. By signing below, I/We hereby execute and deliver and agree to be bound by the Amended and Restated Stockholders' Agreement.
D. I/We will, upon request, execute any additional documents necessary or desirable for me/us to become a party to the Amended and Restated Stockholders' Agreement.

Print Name(s)                    Signature(s)                   Social Security Number           Date

-----------------------------    ----------------------------   ------------------------------   ---------------

-----------------------------    ----------------------------   ------------------------------   ---------------
Home Phone #:                  Business Phone #:                      Business Unit:                    Component #:
             --------------                     --------------------                ------------------              --------------


MAILING INSTRUCTIONS:

U.S. EMPLOYEES and EMPLOYEES in countries other than Germany, Belgium and United Kingdom: Send this completed form and your check, made payable to ARAMARK Corporation, in U.S. Currency to: First Union National Bank, N.A., Shareholder Services Group, P.O. Box 13675, Philadelphia, PA 19101-9024 or 123 South Broad Street, MCPA1328, Philadelphia, PA 19109. You may wish to use the enclosed postage-paid return envelope. Be sure to mail your materials far enough in advance to reach the Shareholder Services Group by the deadline of January 15, 1998.

EMPLOYEES in Germany, Belgium or United Kingdom: If you live in Germany, Belgium or the United Kingdom, send this completed form and your check to your Human Resources Department by January 9, 1998. Your check should be in your own country's currency, payable to ARAMARK Corporation.


For Transfer Agent   Check Number                   Check Amount $
                                  ----------------                ------------------------
use only:            Account #                      Deferred Amount $                          Shares Exchanged
                              --------------------                    ---------------------                     ---------------


                                                           Expiration: 1/15/98

                                                               Cumulative ISPO
                SECTION I -- INTERNAL MARKET SALE REQUEST FORM
                      Use one form per registered owner.


INSTRUCTIONS: In this Section, you will be listing the certificate(s) or confirmation statement(s) that you are enclosing, and indicating the number of shares listed on each, and the number of shares you would like to sell.

NAME (PLEASE PRINT)                           ACCOUNT OR SOCIAL SECURITY NUMBER

-----------------------------------------     ----------------------------------

-----------------------------------------     ----------------------------------


       ----------------------------------------------
       SALE OF COMMON SHARES -- CLASS B
       ----------------------------------------------

                                                      NO. OF SHARES                     NO. OF SHARES TO
                  CERTIFICATE/                        SHOWN ON THIS                     BE SOLD FROM THIS
 LINE              STATEMENT           LINE           CERTIFICATE/         LINE           CERTIFICATE/
  NO.           NUMBER ENCLOSED         NO.             STATEMENT           NO.             STATEMENT
  ---           ---------------         ---             ---------           ---             ---------

    1a                                   1a                                  1a
 --------- --------------------------- -------- -------------------------- -------- --------------------------

    1b                                   1b                                  1b
 --------- --------------------------- -------- -------------------------- -------- --------------------------

    1c                                   1c                                  1c
 --------- --------------------------- -------- -------------------------- -------- --------------------------

    1d                                   1d                                  1d
 --------- --------------------------- -------- -------------------------- -------- --------------------------

    1e                                   1e                                  1e
 --------- --------------------------- -------- -------------------------- -------- --------------------------


    1f                                   1f                                  1f
 --------- --------------------------- -------- -------------------------- -------- --------------------------


    1g                                   1g                                  1g
 --------- --------------------------- -------- -------------------------- -------- --------------------------


    1h                                   1h                                  1h
 --------- --------------------------- -------- -------------------------- -------- --------------------------


    1i                                   1i                                  1i
 --------- --------------------------- -------- -------------------------- -------- --------------------------


    1j                                   1j                                  1j
 --------- --------------------------- -------- -------------------------- -------- --------------------------
                                                                                    TOTAL SHARES TO BE
                                                                                    SOLD
                                                                                    (COPY 1l TO LINE 1 ON
                                                TOTAL SHARES                        REVERSE SIDE)
                                                SHOWN

-------------------------------------- ----------------------------------- -------- --------------------------
 1k   TOTAL SHARES                       1k                                  1l
 (ADD 1a - 1j IN EACH COLUMN)
-------------------------------------- -------- ----------------------------------- -------------------------
 TOTAL COMMON SHARES LEFT
 OVER (1k MINUS 1l)                      1m
-------------------------------------- -------- -----------------------------------

Note: Shares used in a stock-for-stock exchange or purchased within prior six
(6) months cannot be sold. If shares to be sold are pledged under a prior Deferred Payment Obligation, Lines 4a, b, and c on front of form must also be completed.



          Complete Sections II and III on reverse side of this form.

                                                           EXPIRATION: 1/15/98

                            (Please see reverse.)

                                                               Cumulative ISPO
  SECTION II -- INTERNAL MARKET WORKSHEET -- See General Instructions, p. B-1 PLEASE COMPLETE THE REVERSE SIDE FIRST. (Use one form per registered owner.)

--------------------------------------
SALE OF COMMON SHARES
--------------------------------------

1    Number of Common Shares to be Sold (Section I, Line 1l):.........................................   1
                                                                                                               ------
2    Sale Price Per Common Share (December 1, 1997 appraisal price):..................................   2     $24.90
                                                                                                               ------
3    Total Sale Price of Common Shares (Line 1 x Line 2)..............................................                 3    $
                                                                                                                            ------
Note: If shares to be sold are pledged under a prior Deferred Payment Obligation, Lines 4a, b, and c must also be completed.

--------------------------------------------------
DISTRIBUTION OF TOTAL PROCEEDS
--------------------------------------------------

4    Amount to be Applied to Pay Off Related Deferred Payment Obligation* (write "N/A" if not applicable)
     (a)  Principal Due:..............................................................................   4(a)  $
                                                                                                               ------
     (b)  Accrued Interest Due:.......................................................................   4(b)  $
                                                                                                               ------
     (c)  Total Deferred Payment Due (Line 4a + Line 4b):.............................................                 4(c) $
                                                                                                                            ------
5 Amount to be Applied to Current Exercise (if applicable)
     (a)  Grant Date:__________.......................................................................   5(a)  $
                                                                                                               ------
     (b)  Grant Date:__________.......................................................................   5(b)  $
                                                                                                               ------
     (c)  Grant Date:__________.......................................................................   5(c)  $
                                                                                                               ------
     (d)  Grant Date:__________.......................................................................   5(d)  $
                                                                                                               ------
     (e)  Grant Date:__________.......................................................................   5(e)  $
                                                                                                               ------
     (f)  Total (Lines 5a + 5b + 5c + 5d + 5e):.......................................................                 5(f) $
                                                                                                                            ------
6    Cash Back to You (Line 3 minus Line 4c minus Line 5f):...........................................                 6    $
                                                                                                                            ------
7    Total Distribution (Line 4c + Line 5f + Line 6) - Total must equal Line 3:.......................                 7    $
                                                                                                                            ------

                  SECTION III -- INTERNAL MARKET REQUEST FORM
--------------------
SIGNATURES
--------------------

By signing below, you are offering to sell to ARAMARK the shares indicated in Line 1, subject to the terms and conditions of the Internal Market. You also are acknowledging that: you have full authority to sell the shares; you have received and read Form 10-K for fiscal 1997; you are under no obligation to sell; and the offer price is the most recent appraisal price, reflecting the shares' current lack of marketability and is less than it would be if the shares were publicly traded. The Board reserves the right to reduce on a pro rata basis the number of Class B shares sold by all management owners in the Internal Market, depending upon the overall number of Class B shares submitted to the Company for sale. Subject to complying with applicable laws and regulations (including SEC Rule 13e-3), the Company will not repurchase shares of Class B Common stock from any stockholder if the repurchase causes such shares to be held of record by less than 300 holders. Please sign below exactly as your name(s) appear on the stock certificate(s).

Print Name(s)                            Social Security or Account Number(s)

-------------------------------------    ---------------------------------------

-------------------------------------    ---------------------------------------

Signature(s)                             Date

-------------------------------------    ---------------------------------------

-------------------------------------    ---------------------------------------

----------------------------------
DELIVERY ADDRESS(ES)
----------------------------------

================================================================================

Send Check For Net Sale Proceeds To:     Send Stock Certificate(s)** To:

-------------------------------------    ---------------------------------------

-------------------------------------    ---------------------------------------

================================================================================


* Call the ARAMARK Shareholder Services Group at 1-888-96-OWNER to obtain the exact amounts of Principal Due and Accrued Interest Due.

** In cases where the number of shares on the stock certificate(s) or confirmation statement(s) you are submitting exceeds the number of shares you are selling, a certificate for the balance will be sent to you upon request, by indicating an address above. If your shares are pledged to an outside lender, the lender may require that the stock certificate for unsold shares be returned to the lender.

U.S. EMPLOYEES and EMPLOYEES in countries other than Germany, Belgium and United Kingdom: Send this completed form and, if applicable, your check, made payable to ARAMARK Corporation, in U.S. Currency to: First Union National Bank, N.A., Shareholder Services Group, P.O. Box 13675, Philadelphia, PA 19101-9024 or 123 South Broad Street, MCPA1328, Philadelphia, PA 19109. You may wish to use the enclosed postage-paid return envelope. Be sure to mail your materials far enough in advance to reach the Shareholder Services Group by the deadline of January 15, 1998.

EMPLOYEES in Germany, Belgium or United Kingdom: If you live in Germany, Belgium or the United Kingdom, send this completed form and, if applicable, your check to your Human Resources Department by January 9, 1998.

                                                           EXPIRATION: 1/15/98

                                                               Cumulative ISPO
         STOCK-FOR-STOCK WORKSHEET -- See General Instructions, p. B-1

Note: Stock-for-stock transactions are available for any Installment. (Use one form per registered owner.)

--------------------------------------------------- ------------------------------------------------------- -----------------------
             Employee Name (please print)                         Social Security or Account Number                   Date

--------------------------------------------------- ------------------------------------------------------- -----------------------

                                                                         Use One Column For Each Exercise
                                                                       Involving a Stock-For-Stock Exchange

                                                                    --------------------------------------------------------
                                                                                           EXERCISE
                                                                    --------------------------------------------------------
Line
 #                   Definition                  Source              #1         #2          #3         #4         #5        Total
                                                                  ---------- ---------- ----------- ---------- ---------- ----------
 1      Grant Date                    Line 1 on beige Exercise
                                      Form
                                                                                                                             N/A
                                                                  ---------- ---------- ----------- ---------- ---------- ----------

                                                                  ---------- ---------- ----------- ---------- ---------- ----------
 2      This Year's Installment #     Line 2 on beige Exercise
                                      Form
                                                                                                                             N/A
                                                                  ---------- ---------- ----------- ---------- ---------- ----------

                                                                  ---------- ---------- ----------- ---------- ---------- ----------
 3      Maximum Dollar Amount         Line 6 on beige Exercise
        Eligible To Be Covered By     Form
        Exchange                                                    $          $          $           $          $          $
                                                                  ---------- ---------- ----------- ---------- ---------- ----------

                                                                  ---------- ---------- ----------- ---------- ---------- ----------
 4      Approximate Dollar Value      Portion of Line 3 you wish
        Of Shares You Wish To         to cover via
        Exchange                      Stock-For-Stock (can't        $          $          $           $          $          $
                                      exceed Line 3)
                                                                  ---------- ---------- ----------- ---------- ---------- ----------

                                                                  ---------- ---------- ----------- ---------- ---------- ----------
 5      Current Appraisal Price Per
        Share
                                                                    $24.90     $24.90     $24.90      $24.90     $24.90     $24.90
                                                                  ---------- ---------- ----------- ---------- ---------- ----------

                                                                  ---------- ---------- ----------- ---------- ---------- ----------
 6      Number Of Shares To Be        Line 4 (above) / Line 5
        Exchanged                     (above).  Rounded down to
                                      next full share
                                                                  ---------- ---------- ----------- ---------- ---------- ----------
                                                                             (Transfer to Line 15 of beige Exercise Form)

                                                                  ---------- ---------- ---------- ----------- ---------- ----------
  7     Appraisal Price x Shares      Line 5 (above) x Line 6
        Exchanged                     (above)
                                                                    $          $          $          $           $          $
                                                                  ---------- ---------- ---------- ----------- ---------- ----------
                                                                               (Transfer to Line 16 of beige Exercise Form)

                            SHARE EXCHANGE SUMMARY

                                                                                    NUMBER OF SHARES TO BE EXCHANGED
                                                                    ---------- ---------- ---------- ---------- ---------- ---------
                                    Certificate    Shares Shown
                                    Number(s)         On This
                                    Enclosed        Certificate        #1         #2         #3         #4         #5        Total
                                    ------------ ------------------ ---------- ---------- ---------- ---------- ---------- ---------


                                    ------------ ------------------ ---------- ---------- ---------- ---------- ---------- ---------


                                    ------------ ------------------ ---------- ---------- ---------- ---------- ---------- ---------
Note:  Use additional
Stock-For-Stock Worksheets
if you are submitting more than     ------------ ------------------ ---------- ---------- ---------- ---------- ---------- ---------
5 stock certificates

                                    ------------ ------------------ ---------- ---------- ---------- ---------- ---------- ---------


                                    ------------ ------------------ ---------- ---------- ---------- ---------- ---------- ---------


                                                                    ---------- ---------- ---------- ---------- ---------- ---------

                                                          Totals
                                                                    ----------------------------------------------------------------
                                                                    Must Equal Line 6 Above For Each Exercise And In Total
                                                                    ----------------------------------------------------------------

 THIS COMPLETED FORM AND UNSIGNED STOCK CERTIFICATES MUST BE RECEIVED AT THE
      ARAMARK SHAREHOLDER SERVICES GROUP NO LATER THAN JANUARY 15, 1998.

Employees in Germany, the United Kingdom, and Belgium should submit all forms to their Human Resources Department no later than January 9, 1998.

                                                          EXPIRATION:  1/15/98

                                                               Cumulative ISPO
DEFERRED PAYMENT OBLIGATION -- See General Instructions, page B-1

--------------------------------------------------------------------------------
                                         INSTRUCTIONS

1.  Insert the Payment Amount You Want To Defer (Line 13 from the Exercise
    Form) in the first paragraph below.

2. Insert the Number of New Shares Acquired (Line 21 from the Exercise Form) in the second paragraph below.

3. Print and sign your name exactly as on the Exercise Form. If your spouse signed the Exercise Form, he/she must also sign this Deferred Payment Obligation form. By signing this form, your spouse joins in the agreement you are making to pay the amount of the Deferred Payment Obligation.


--------------------------------------------------------------------------------

I/We promise to pay to the order of ARAMARK CD Company (a subsidiary of ARAMARK Corporation) if deferring less than $5,000 or ARAMARK Corporation if deferring $5,000 or more, $______, and to pay interest from the date the associated exercise is effected at the rate of 8.5% per year, simple interest. Payment of the deferred obligation and interest will be due March 15, 2001, or on demand by the applicable payee, and may be prepaid at any time.

I/We grant to the applicable payee a security interest in ______ shares of ARAMARK Common Stock (the "Pledged Shares") and agree that the Pledged Shares will be held as collateral by the applicable payee until the amount is paid in full. If the amount is not paid when due, the applicable payee will be entitled to exercise the legal remedies available under applicable law. If any of the Pledged Shares are to be sold or otherwise transferred, then the amount will become due immediately.

This agreement may be assigned by the applicable payee at any time and will be governed by the laws of the Commonwealth of Pennsylvania.




-----------------------------------------  -------------------------------------
(Print Name)                               (Print Name)



-----------------------------------------  -------------------------------------
(Signature)                                (Signature)


-----------------------------------------  -------------------------------------
(Date)                                     (Date)


THIS COMPLETED FORM MUST BE RECEIVED AT THE ARAMARK SHAREHOLDER SERVICES GROUP
                       NO LATER THAN JANUARY 15, 1998.


Employees in Germany, the United Kingdom, and Belgium should submit all forms to their Human Resources Department no later than January 9, 1998.